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                                                                   EXHIBIT 10.1


                               LICENSE AGREEMENT


         This Agreement, dated November 29, 1994, by and between Ciba Composites, a division of Ciba-Geigy Corporation, a corporation organized and existing under the laws of the State of New York, with offices at 5115 East La Palma Avenue, Anaheim California 92807 (hereinafter "Ciba" and Engelhard/ICC, a general partnership formed under the laws of the Commonwealth of Pennsylvania, with offices at 441 North Fifth Street, Philadelphia, PA 19123 (hereinafter "Licensee").

                               WITNESSETH THAT:

         WHEREAS, pursuant to an Asset Purchase Agreement, dated November 29, 1994 (hereinafter referred to as the "Purchase Agreement"), between Ciba and Engelhard/ICC, Engelhard/ICC will purchase, on the same date as the Effective Date hereof, certain assets of the composites business of Ciba; and

         WHEREAS, this License Agreement is being entered into in connection with the Purchase Agreement; and

         WHEREAS, Ciba is the owner of all right, title and interest in certain application and technical data which constitute valuable confidential information and trade secrets directed to honeycomb core technology;
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         WHEREAS Licensee desires to obtain a license under said rights; and

         WHEREAS Ciba is willing to grant Licensee such a license.

         NOW, THEREFORE, in consideration of the premises and covenants hereinafter set forth, the parties agree as follows:

                            ARTICLE I - DEFINITIONS

         As used herein, the words and phrases set forth below shall have the meaning respectively ascribed thereto, on the understanding that words in the singular include words in the plural and vice-versa:

         1.1     "Effective Date" shall mean the date first written above.

         1.2 "Licensed Technology" shall mean all the technology and know-how pertaining to Licensed Product produced or developed by Ciba at the Facility on or prior to the Effective Date, including but not limited to the Sheeter Stacker technology and equipment, but shall not include the following technology: (a) Manufacturing of thermoplastic honeycomb core; (b) silicate treated honeycomb


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structures (Cibabarrier); (c) honeycomb manufactured with a water based phenolic thermosetting resin; and (d) honeycomb made from glass substrates.

         1.3 "Affiliate" shall mean a corporation, company or other entity which controls a party as a Subsidiary, which is a Subsidiary of a party, which is a Subsidiary of a corporation, company or other entity which controls a party as a Subsidiary, and shall include but not be limited to Engelhard Corporation and ICC Technologies, Inc.

         1.4 "Subsidiary" shall mean a corporation, company or other entity, fifty percent (50%) or more of whose outstanding shares or securities representing the right, other than as affected by events of default, to elect directors or other managing authority) are, now or hereafter, owned or controlled directly or indirectly by a party, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as its ownership or control exists.

         1.5 "Licensed Product" shall mean honeycomb core with a cell size smaller than 1/8" (0.125 cm), wherein for a symmetrical cell said cell size is defined as the diameter of a circumscribed circle within the honeycomb cell and for a non-symmetrical cell,





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the cell size is defined as the diameter of a circumscribed circle within an equivalently symmetrically shaped cell.

         1.6 "Field" shall mean an application or system useful for the filtration, purification, clarification, refining or catalytic treatment of any: 1) gas or vapor, 2) mixture of gases or mixture of vapors; or 3) mixture of gases and vapors including the separation, isolation or segregation of any component of such gas, vapor or mixture. This definition specifically includes gas/air, pollution abatement/cooling/conditioning/dehumidification applications.

         1.7 "New Technology" shall mean all improvements, modifications, changes or developments made to Licensed Technology by Licensee or Ciba following the Effective Date.

         1.8     "Product" shall mean honeycomb core.

         1.9 "Net Sales Price" shall mean with respect to a Licensed Product which is sold by Licensee, the price charged for said product and not returned as defective, less such quantity, trade and cash discounts, shipping, installation and packaging charges or allowances, and taxes and other governmental charges as are specified and separately stated and charged on the invoices of Licensee.





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         1.10    "Facility" shall mean the Miami Facility and the Leased
Premises as defined in the Agreement of Purchase and Sale of Assets.

                           ARTICLE II - LICENSE GRANT

         2.1 Ciba shall grant and hereby does grant to Licensee an irrevocable, exclusive, worldwide, royalty-free right and license, without the right to sublicense except to Licensee's Affiliates and Subsidiaries, under Licensed Technology, to make and/or have made Licensed Product for use and sale in the Field. Ciba shall not nor shall it license a third party to make and/or have made Licensed Product using Licensed Technology for use and sale in the Field. Ciba reserves all rights to make and/or have made Licensed Product using Licensed Technology for use and sale outside the Field.

         2.2 In the event Licensee identifies a new potential non-aerospace opportunity outside the Field for Licensed Product, which opportunity has not previously been identified by Ciba and Ciba substantiates its knowledge of the opportunity, Ciba shall grant and hereby does grant to Licensee a nonexclusive, worldwide, royalty-bearing right and license, without the right to sublicense except to Licensee's Affiliates and Subsidiaries, under Licensed





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Technology, to make and/or have made Licensed Product for use and sale in said non-aerospace opportunity.

         2.3 Should Ciba enter into an agreement granting a License under the provisions of Section 2.2, on terms more favorable than those contained herein, then Ciba shall notify Licensee within sixty (60) days of the grant of such more favorable License, of the terms of such other Agreement. Licensee shall be entitled to the benefit of such terms as of the date and so long as such terms are effective under such other Agreement, provided Licensee makes written demand upon Ciba for all such terms, including those less favorable, within six (6) months after the receipt by Licensee of the aforesaid notice from Ciba.

         2.4 Except as provided in Section 2.2, in the event Licensee identifies a new potential non-aerospace opportunity for honeycomb core Ciba shall give consideration to granting Licensee a further license but Ciba may determine not to do so and any such license shall be subject to mutually agreed to terms and conditions.

         2.5 Ciba shall grant and hereby does grant to Licensee an exclusive, worldwide, royalty-free and license, without the right to sublicense except to Licensee's Affiliates and Subsidiaries, under New Technology to make and/or have made Licensed Product for use and sale in the Field arising within
(i)





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three (3) years of the Effective Date of this Agreement or (ii) the termination of the Supply Agreement or (iii) the termination of the Transitional Services Agreement, whichever is longer.

         2.6 Licensee shall grant and hereby does grant to Ciba an exclusive, worldwide, royalty-free right and license, with the right to sublicense, under New Technology to make and/or have made Product for use and sale outside the Field arising within (i) three (3) years of the Effective Date of this Agreement, (ii) the termination of the Supply Agreement or (iii) the termination of the Transitional Services Agreement, whichever is longer.

                         ARTICLE III - RUNNING ROYALTIES

         In consideration of the license granted in Section 2.2 herein, Licensee agrees to pay to Ciba a royalty of five percent (5%) of the Net Sales Price of honeycomb core licensed pursuant to said Section 2.2 for a period of fifteen (15) years beginning on the date of first commercial sale into each such new application.

                   ARTICLE IV - ROYALTY PAYMENTS AND REPORTING

         4.1 Licensee shall make all payments to Ciba in performance of the obligation of Licensee defined in this Agreement





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in United States Dollars at such location in the United States as Ciba shall designate.

         4.2     Licensee shall make running royalty payments within thirty
(30) days after the end of the calendar quarter in which any Licensed Product was sold by Licensee. Uncollectables shall be credited against royalties due. The parties shall agree to an appropriate exchange rate at the time of the grant of a license under Section 2.2.

         4.3 The Net Sales Price for sales between Licensee, its Affiliates and Subsidiaries shall be the market price charged to third parties at the time of the transfer.

         4.4 Licensee shall keep and shall cause its Affiliates and Subsidiaries to keep accurate records showing the quantity, Net Sales Price and date of sale of all Licensed Product sales subject to royalty hereunder and sold by Licensee, its Affiliates and Subsidiaries and the royalty payable thereon. Licensee shall furnish Ciba within thirty (30) days after the end of each calendar quarter a report of royalties payable for such calendar quarter showing the quantity, Net Sales Price and Date of sale of all Licensed Product sales subject to royalty hereunder and sold in such calendar quarter by Licensee, its Affiliates and Subsidiaries and the royalty payable thereon.
Upon written request by Ciba,





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Licensee shall make and cause its Affiliates and Subsidiaries to make said records available for audit at the place of business of Licensee, its Affiliates and Subsidiaries, as the case may be, during normal business hours and on a confidential basis, for inspection, by a certified public accountant designated and paid by Ciba and reasonably acceptable to Licensee who shall report to Ciba only the amount of royalties due for the period examined, and in the absence of fraud such report shall be conclusive. In the event that no request for inspection of records for any particular calendar quarter shall be made by Ciba within two (2) years subsequent to such calendar quarter, the right to make an inspection of the records for such calendar quarter shall be deemed to have been waived by Ciba.

                          ARTICLE V - CONFIDENTIALITY

         5.1 Licensee shall not disclose to any third party, except Licensee's Affiliates and Subsidiaries which have agreed in writing to be bound by the obligations of this Agreement, the Licensed Technology or any portion thereof, except with the prior written consent of Ciba, which consent shall not be unreasonably withheld. Disclosure may be made, to the extent necessary to further the commercial purposes of this Agreement to third parties who have entered into an appropriate agreement containing confidentiality provisions at least as stringent as the provisions





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hereof with Licensee for retention of the confidentiality of such Licensed
Technology.

         5.2 In the event part or all of the Licensed Technology is or becomes part of the public domain through no fault of Licensee or is disclosed to Licensee by a third party who is under no obligation of confidentiality to Ciba, Licensee shall continue to comply with the obligations of Section 5.1 only with regard to specific information which is not in the public domain and which is embraced by more general information which is or may become public knowledge.

         5.3 Both parties (the "receiving party") shall not disclose to any third party, except Affiliates and Subsidiaries which have agreed in writing to be bound by the obligations of this Agreement, New Technology and other confidential information received from the other party (the "disclosing party") except with the prior written consent of the disclosing party, which consent shall not be unreasonably withheld. Disclosure may be made, to the extent necessary to further the commercial purposes of the receiving party to third parties who have entered into an appropriate agreement containing confidentiality provisions at least as stringent as the provisions hereof with receiving party for retention of the confidentiality of such New Technology and other confidential information.





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         5.4     In the event part or all of the New Technology or other
confidential information is or becomes part of the public domain through no fault of the receiving party or is disclosed to receiving party by a third party who is under no obligation of confidentiality to the disclosing party, the receiving party shall continue to comply with the obligations of Section
6.1 only with regard to specific information which is not in the public domain and which is embraced by more general information which is or may become public knowledge.

                       ARTICLE VI - SECOND SOURCE SUPPLIER

         6.1 For a period of two (2) years from the Effective Date hereof, in the event that Licensee, its Affiliates and/or Subsidiaries require a second source supply for the production of Licensed Product, Ciba shall have an option for the right of first refusal to become the second source supplier for Licensee, its Affiliates and/or Subsidiaries.

         6.2 For a period of two (2) years from the Effective Date hereof, in the event that Ciba requires a non-Ciba second source for Licensed Product, Licensee shall have an option for the right of first refusal to become the second source supplier for Ciba.





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                            ARTICLE VII - TERMINATION

         7.1 Either party may terminate any and all licenses granted pursuant to Section 2.2 of this License Agreement in the event of a material breach of the other party which is not corrected within thirty (30) days of written notice from the party not in breach. Failure to exercise the right of termination granted in this paragraph for any one such breach shall not be deemed a waiver of such right in the event such breach persists or in the event of subsequent such breaches.

         7.2 Licensee shall have the right, on at least ninety (90) days prior written notice, to unilaterally terminate any and all licenses granted pursuant to Section 2.2; however, Licensee's obligations hereunder, with respect to royalties shall continue up to the effective date of such termination. Following termination pursuant to Section 7.1 or Section 7.2 Licensee and its sublicensees shall not have the right to continue to use the Licensed Patents and/or Licensed Technology licensed hereunder.

         7.3 Notwithstanding any termination of this License Agreement under the provisions of Section 7.1 or Section 7.2, Licensee shall pay all royalties accrued prior to the effective date of such termination.





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         7.4     The provisions of Articles II, V - VII and X shall remain in effect beyond the termination of this Agreement in accordance with the terms thereof.

         7.5     (a)      In the event of a change of control of the ownership
of Licensee as permitted pursuant to subsection (b) hereof, Licensee shall notify Ciba at least thirty (30) days prior to such change or if an involuntary change then Licensee shall notify Ciba ten (10) days prior thereto.

                 (b) In the event of a change of control of the ownership of Licensee other than (i) the present parties including Affiliates and Subsidiaries and (ii) third parties which do not compete with Ciba Composite's product line set forth in Exhibit A, this Agreement shall automatically terminate.

                              ARTICLE VIII - NOTICES

         All communications under this Agreement shall be in writing and shall be deemed given when delivered personally or when mailed by registered mail, return receipt requested or when sent electronically by an international cable or telex (provided such telex or cable is confirmed by registered mail on the day the telex or cable is dispatched), to the party at the address set forth





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below (or such address as may be specified by a party in a notice given hereunder).


                 Engelhard/ICC
                 441 North Fifth Street
                 Philadelphia, PA  19123

                 Attn:
                      ------------------------

                 Ciba-Geigy Corporation
                 5115 East La Palma Avenue
                 Anaheim, California  92807

                 Attn:
                      ------------------------

                           ARTICLE IX - GOVERNING LAW

         9.1 This Agreement shall be interpreted in accordance with and governed by the laws of the State of New York.

         9.2 This Agreement is subject to all applicable laws, rules, regulations and ordinances of the United States of America, or any political subdivision thereof, including, but not limited to, the Regulations of the United States Department of Commerce relating to the Export of Technical Data or the direct product related thereto.





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                            ARTICLE X - ASSIGNMENT

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither party shall assign any of its rights or privileges hereunder without the prior written consent of the other party, except for the right of either party to assign any of its rights or privileges hereunder to an Affiliate. Any attempted assignment in derogation of the above shall be null and void.

                         ARTICLE XI - ENTIRE AGREEMENT

         This document contains the entire agreement of the parties with respect to its contents and there are no representations, promises, or understanding pertaining to this Agreement, except as are contained in this document. Furthermore, this document cannot be amended or performance thereunder modified, except by a document in writing signed by duly authorized representatives of the parties.

         Headings included in this Agreement are for convenience only and are not to be used to interpret the agreement between the parties.





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         The provisions of this Agreement shall be deemed separable and if any provisions is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement.

Engelhard/ICC                                  Ciba-Geigy Corporation
By: ICC Desicant Technologies, Inc.

By: /s/ Irwin L. Gross                         By: /s/ James A. Koshak
   ----------------------------                   ----------------------------
Name: Irwin L. Gross                           Name: James A. Koshak
     --------------------------                     --------------------------
Title:   CEO                                   Title: V.P./GEN MGR.
      -------------------------                      -------------------------
Date:     11/24/94                             Date:   NOV. 24, 1994
     --------------------------                     --------------------------




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